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                                                                    Exhibit 24.2

         SECURITIES ISSUANCES IN CONNECTION WITH PLAN OF REORGANIZATION/
           REGISTRATION STATEMENT FOR PUBLICLY OFFERED DEBT SECURITIES

                               RESOLUTIONS OF THE
                              BOARD OF DIRECTORS OF
                        PACIFIC GAS AND ELECTRIC COMPANY

                               September 23, 2003

            WHEREAS, on April 6, 2001, this company filed a voluntary case under Chapter 11 of the United States Bankruptcy Code, which Chapter 11 case is currently pending;

            WHEREAS, PG&E Corporation and this company filed a plan of reorganization under Chapter 11 for this company, dated April 19, 2002, as modified by Modifications dated July 9, 2002, October 18, 2002, December 13, 2002, December 26, 2002, February 21, 2003, and February 24, 2003 (the "Original PG&E Plan"), which Original PG&E Plan provided for the disaggregation of this company's historical businesses;

            WHEREAS, on April 15, 2002, the California Public Utilities Commission (the "CPUC") filed a competing plan of reorganization for this company, and subsequently, with the Official Committee of Unsecured Creditors, filed a second amended plan of reorganization under Chapter 11 for this company, dated November 6, 2002, and, on December 5, 2002, a third amended plan of reorganization (the "CPUC Plan");

            WHEREAS, the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") began trial on the competing plans of reorganization on November 18, 2002;

            WHEREAS, during the trial on the Original PG&E Plan, the Bankruptcy Court entered an order staying further confirmation and related proceedings to facilitate a mandatory settlement process;

            WHEREAS, during the course of the mandatory settlement process, representatives of PG&E Corporation, this company, and the staff of the CPUC developed
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terms of a comprehensive settlement among PG&E Corporation, this company, and the CPUC staff regarding the restoration of this company to financial health, while remaining a vertically integrated public utility, the terms of which have been incorporated into a new plan of reorganization and disclosure statement that was filed with the Bankruptcy Court on July 31, 2003 (as amended and modified from time to time, the "Plan"); and

            WHEREAS, implementation of the Plan may require that this company issue to the public in one or more series up to $9.4 billion in aggregate principal amount of debt securities, which debt securities may be either secured (and may include mortgage bonds) or unsecured (the "Debt Securities");

            NOW, THEREFORE, BE IT RESOLVED that the appropriate officers and counsel of this company be, and each of them hereby is, authorized, jointly or severally, to prepare and file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended (the "Securities Act"), and any necessary amendments or supplements thereto (collectively, the "Registration Statement"), including any preliminary prospectuses included therein, financial statements, and all exhibits and schedules thereto (and including forms of indenture and one or more supplements thereto to be qualified pursuant to the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder), with respect to the offer and sale by this company of up to $9.4 billion (or the equivalent thereof in one or more foreign currencies) in Debt Securities in one or more series on substantially the terms and conditions set forth in the Plan and on such other terms and conditions as may be hereafter approved by or at the direction of this Board of Directors; and

            BE IT FURTHER RESOLVED that any one of the President and Chief Executive Officer, the Senior Vice President - Chief Financial Officer and Treasurer, or the Vice President - Controller of this company (the "Delegated Officers") be, and each acting singly is, hereby authorized to sign the Registration Statement on behalf of the company, and that each of LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, JOHN E. FORD, KATHLEEN
M. HAYES, and DOREEN A. LUDEMANN is hereby appointed as attorneys-in-fact for the President and Chief Executive Officer, the Senior Vice President - Chief Financial Officer and Treasurer, and the Vice President - Controller of this company for the purpose of signing the Registration Statement on behalf of this company, and each of such attorneys-in-fact is hereby authorized to do any and all acts necessary to
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satisfy the requirements of the Securities Act, and the regulations of the
Securities and Exchange Commission adopted pursuant thereto with regard to such Registration Statement; and

            BE IT FURTHER RESOLVED that the appropriate officers of this company are each hereby authorized to prepare, execute, and file all necessary documents, and take all actions which, as a result of the proposed offer and sale of the Debt Securities, may be required to comply with the securities or blue sky laws of the various states and jurisdictions of the United States, and that this Board of Directors hereby adopts the form of any resolutions required by any such authority to be filed in connection with any applications, consents to service, issuers' covenants, or other documents if (1) in the opinion of the officers of this company executing the same, adoption of such resolutions is necessary or appropriate, and (2) the Corporate Secretary or an Assistant Corporate Secretary evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by this Board of Directors with the same force and effect as if presented at this meeting; and

            BE IT FURTHER RESOLVED that the officers, counsel and the Transfer Agent of this company are each hereby authorized, jointly and severally, to perform and to do such acts and things and to execute and deliver such other agreements, undertakings, documents, instruments, or certificates as such person may deem necessary, desirable, or appropriate in order to carry out the intent of the foregoing paragraphs of this resolution and fully perform the obligations of this company under the agreements executed and delivered on behalf of this company pursuant thereto, specifically including, in the case of the Corporate Secretary and any Assistant Corporate Secretary, execution and delivery of any documents executed by a Delegated Officer under the authority conferred by the foregoing paragraphs which document requires execution by more than one officer of this company; and

            BE IT FURTHER RESOLVED that, in order to implement the Plan, the Board will in the future review and adopt appropriate resolutions to approve the terms, conditions, and issuance of the Debt Securities; and

            BE IT FURTHER RESOLVED that any actions taken by or at the direction of the officers of this company prior to the date of this resolution that are within the authority
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conferred by this resolution are hereby ratified, confirmed, adopted, and approved as the acts and deeds of this company; and

            BE IT FURTHER RESOLVED that the resolution adopted by the Board of Directors on April 16, 2003, authorizing financing activity in connection with the Plan is hereby rescinded, provided that such rescission shall not affect the validity of any action taken prior to the effect of such rescission; and

            BE IT FURTHER RESOLVED that the resolution adopted by the Board of Directors on April 16, 2003, authorizing the filing of a registration statement covering the offering and sale of the securities contemplated by the Original PG&E Plan is hereby rescinded, provided that such rescission shall not affect the validity of any action taken prior to the effect of such rescission.
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            I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held on September 23, 2003; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

            WITNESS my hand and the seal of said corporation hereunto affixed this 23rd day of October, 2003.

                                         /s/ Linda Y.H. Cheng
                                    --------------------------------
                                    Linda Y.H. Cheng
                                    Corporate Secretary
                                    PACIFIC GAS AND ELECTRIC COMPANY


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